Exhibit 99.2

Praxair Board Authorizes New Share Repurchase Program; Declares Dividend Increase in First Quarter 2014

DANBURY, Conn.--(BUSINESS WIRE)--January 29, 2014--The board of directors of Praxair, Inc. (NYSE:PX) has authorized a new share repurchase program for up to $1.5 billion of its common stock, reflecting the company’s strong balance sheet and operating cash flow generation.

Repurchases may take place from time to time on the open market, which may include the use of 10b5-1 trading plans or through negotiated transactions, subject to market and business conditions. The repurchases will be financed by available cash and debt. The new share repurchase program is in addition to the $1.5 billion repurchase program that has been in effect since January 2012, which is expected to be completed this year.

The board of directors has also declared an 8% increase in Praxair’s quarterly dividend to 65 cents per share, payable on March 17, 2014, to common shareholders of record on March 7, 2014. This is the 21st consecutive annual increase in Praxair’s dividend.

“Praxair posted record full-year sales, earnings and operating cash flow in 2013 and our new share repurchase program and dividend increase reflect our Board’s confidence in our continuing ability to generate earnings growth and cash flow in the future,” said Chairman, President and Chief Executive Officer Steve Angel. “Praxair’s continued focus on strong cash flow generation and profitable growth through disciplined investments allows us to not only achieve industry-leading return on capital but also consistently return cash back to our shareholders in the form of dividends and share buybacks.”

The company will host a conference call to discuss fourth-quarter 2013 financial results at 11:00 a.m. EST this morning and may provide additional information regarding the share repurchase program. The number is (617) 399-3483 – Passcode: 81692350. The listen-only conference call is available via live webcast at www.praxair.com/investors. The earnings release and presentation materials can be accessed at www.praxair.com/investors before the market opens on Wednesday, January 29, 2014.

About Praxair

Praxair, Inc., a Fortune 250 company with 2013 sales of $12 billion, is the largest industrial gases company in North and South America and one of the largest worldwide. The company produces, sells and distributes atmospheric, process and specialty gases, and high-performance surface coatings. Praxair products, services and technologies are making our planet more productive by bringing efficiency and environmental benefits to a wide variety of industries, including aerospace, chemicals, food and beverage, electronics, energy, healthcare, manufacturing, metals and many others. More information about Praxair, Inc. is available at www.praxair.com.

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s reasonable expectations and assumptions as of the date the statements are made but involve risks and uncertainties. These risks and uncertainties include, without limitation: the performance of stock markets generally; developments in worldwide and national economies and other international events and circumstances; changes in foreign currencies and in interest rates; the cost and availability of electric power, natural gas and other raw materials; the ability to achieve price increases to offset cost increases; catastrophic events including natural disasters, epidemics and acts of war and terrorism; the ability to attract, hire, and retain qualified personnel; the impact of changes in financial accounting standards; the impact of changes in pension plan liabilities; the impact of tax, environmental, healthcare and other legislation and government regulation in jurisdictions in which the company operates; the cost and outcomes of investigations, litigation and regulatory proceedings; continued timely development and market acceptance of new products and applications; the impact of competitive products and pricing; future financial and operating performance of major customers and industries served; the impact of information technology system failures, network disruptions and breaches in data security; and the effectiveness and speed of integrating new acquisitions into the business. These risks and uncertainties may cause actual future results or circumstances to differ materially from the projections or estimates contained in the forward-looking statements. Additionally, financial projections or estimates exclude the impact of special items which the company believes are not indicative of ongoing business performance. The company assumes no obligation to update or provide revisions to any forward-looking statement in response to changing circumstances. The above listed risks and uncertainties are further described in Item 1A (Risk Factors) in the company’s Form 10-K and 10-Q reports filed with the SEC which should be reviewed carefully. Please consider the company’s forward-looking statements in light of those risks.

CONTACT:
Praxair, Inc.
Media
Jason Stewart, 203-837-2448
jason_stewart@praxair.com
or
Investors
Kelcey Hoyt, 203-837-2118
kelcey_hoyt@praxair.com